                                                                    EXHIBIT 99.1




                                 LXN CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                    CONTENTS

-------------------------------------------------------------------------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS................................................   2

-------------------------------------------------------------------------------------------------

BALANCE SHEETS..........................................................................   4

-------------------------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS ...............................................................   5

-------------------------------------------------------------------------------------------------

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT..........   6

-------------------------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS ...............................................................   7

-------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS.......................................................   8

-------------------------------------------------------------------------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To LXN Corporation:

We have audited the accompanying balance sheet of LXN Corporation (a Delaware corporation) as of December 31, 2000 and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of LXN Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LXN Corporation as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                    /s/ Arthur Andersen LLP

Boston, Massachusetts
April 5, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of LXN Corporation


In our opinion, the accompanying balance sheet and the related statements of operations, of redeemable convertible preferred stock and stockholders' deficit, and of cash flows present fairly, in all material respects, the financial position of LXN Corporation at December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                        /s/ PricewaterhouseCoopers LLP

San Diego, CA
March 17, 2000

LXN CORPORATION

Balance Sheets
as of December 31, 2000 and 1999

(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               2000             1999
ASSETS
Current Assets:
   Cash and cash equivalents                                                                 $    902         $  4,991
   Restricted cash                                                                              1,115               --
   Accounts receivable, net                                                                        57               13
   Inventories                                                                                  1,528            1,050
   Prepaid expenses and other current assets                                                      563              159
                                                                                             --------         --------

         Total current assets                                                                   4,165            6,213

Property and Equipment, net                                                                     1,425            1,919

Other Assets                                                                                       86              100
                                                                                             --------         --------

                                                                                             $  5,676         $  8,232
                                                                                             ========         ========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Accounts payable                                                                          $    901         $    804
   Accrued liabilities                                                                          1,731              614
   Bank credit facilities, current portion                                                      1,449              422
                                                                                             --------         --------

         Total current liabilities                                                              4,081            1,840
                                                                                             --------         --------

Bank Credit Facilities,  net of current portion                                                    --              949
                                                                                             --------         --------

Commitments and Contingencies (Note 10)

Redeemable Convertible Preferred Stock, $0.01 par value:
   Authorized--5,695,246 shares and 4,838,103 shares at December 31, 2000 and 1999, respectively
   Series A-
     Designated--543,334 shares
     Issued and outstanding--543,334 shares (liquidation preference of $1,630)                  1,610            1,610
   Series B-
     Designated--500,000 shares
     Issued and outstanding--500,000 shares (liquidation preference of $2,500)                  2,479            2,479
   Series C-
     Designated--600,000 shares
     Issued and outstanding--566,200 shares (liquidation preference of $5,662)                  5,381            5,381
   Series D-
     Designated--1,440,000 shares
     Issued and outstanding--1,258,260 shares (liquidation preference of $15,728)              15,108           15,108
   Series E-
     Designated--1,754,769 shares
     Issued and outstanding--782,750 shares (liquidation preference of $10,176)                 8,687            8,263
   Series F-
     Designated--857,143 shares
     Issued and outstanding--358,799 shares (liquidation preference of $5,023)                  4,851               --
   Series D preferred stock warrants                                                              100              100
   Series E preferred stock warrants                                                            1,784            1,784
   Series F preferred stock warrants                                                              329               --
                                                                                             --------         --------

         Total redeemable convertible preferred stock and preferred stock warrants             40,329           34,725
                                                                                             --------         --------

Stockholders' Deficit:
   Convertible preferred stock, $0.01 par value:
     Common stock, $0.01 par value-
       Authorized--8,000,000 shares
       Issued and outstanding--559,836 and 534,273 shares at December 31, 2000 and
         1999, respectively                                                                         6                5
   Additional paid-in capital                                                                  12,270            4,866
   Unearned stock-based compensation                                                           (2,641)          (2,479)
   Accumulated deficit                                                                        (48,369)         (31,674)
                                                                                             --------         --------

         Total stockholders' deficit                                                          (38,734)         (29,282)
                                                                                             --------         --------

                                                                                             $  5,676         $  8,232
                                                                                             ========         ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LXN CORPORATION

Statements of Operations
for the Years Ended December 31, 2000 and 1999

(IN THOUSANDS)


                                                                           2000              1999
Revenues                                                                 $  4,524         $  2,104

Cost of Goods Sold                                                          4,545            2,203
                                                                         --------         --------

         Gross loss                                                           (21)             (99)
                                                                         --------         --------

Operating Expenses:
   Selling and marketing                                                    4,699            4,195
   General and administrative                                               3,841            3,314
   Research and development                                                   433            1,427
   Stock-Based compensation*                                                2,479            1,143
                                                                         --------         --------

         Total operating expenses                                          11,452           10,079
                                                                         --------         --------

         Operating loss                                                   (11,473)         (10,178)
                                                                         --------         --------

Other:
   Interest income                                                            168              368
   Interest expense                                                        (2,694)            (139)
   Other income, net                                                           56              100
                                                                         --------         --------

                                                                           (2,470)             329
                                                                         --------         --------

         Net loss                                                        $(13,943)        $ (9,849)
                                                                         ========         ========

*Stock-Based Compensation:
   Selling and marketing                                                 $    736         $    142
   General and administrative                                               1,445              853
   Research and development                                                   298              148
                                                                         --------         --------

                                                                         $  2,479         $  1,143
                                                                         ========         ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LXN CORPORATION

Statements of Redeemable Convertible Preferred
Stock and Stockholders' Deficit
for the Years Ended December 31, 2000 and 1999

(IN THOUSANDS, EXCEPT SHARE DATA)

                                SERIES A           SERIES B            SERIES C           SERIES D           SERIES E
                               REDEEMABLE         REDEEMABLE          REDEEMABLE         REDEEMABLE         REDEEMABLE
                              CONVERTIBLE         CONVERTIBLE        CONVERTIBLE        CONVERTIBLE         CONVERTIBLE
                            PREFERRED STOCK     PREFERRED STOCK    PREFERRED STOCK    PREFERRED STOCK     PREFERRED STOCK
                            SHARES    AMOUNT   SHARES    AMOUNT    SHARES   AMOUNT    SHARES    AMOUNT   SHARES    AMOUNT

Balance, December 31, 1998  543,334  $  1,610  500,000  $  2,479   566,200 $  5,381  1,258,260 $ 15,108        -  $      -

  Issuance of Series E
  preferred stock                 -         -        -         -         -        -         -         -  782,750     7,926

  Issuance of warrants to
  purchase 402,916 shares
  of Series E preferred
  stock                           -         -        -         -         -        -         -         -        -         -

  Accretion on Series E
  preferred stock                 -         -        -         -         -        -         -         -        -       337

  Exercise of stock
  options                         -         -        -         -         -        -         -         -        -         -

  Unearned stock-based
  compensation                    -         -        -         -         -        -         -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  employees                       -         -        -         -         -        -         -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  consultants                     -         -        -         -         -        -         -         -        -         -

  Net loss                        -         -        -         -         -        -         -         -        -         -
                           --------  -------- --------  --------  -------- --------  --------  -------- --------  --------

Balance, December 31, 1999  543,334     1,610  500,000     2,479   566,200    5,381  1,258,260   15,108  782,750     8,263

  Exercise of stock
  options                         -         -        -         -         -        -         -         -        -         -

  Issuance of warrants to
  purchase 5,384 shares
  of common stock                 -         -        -         -         -        -         -         -        -         -

  Issuance of warrants to
  purchase 6,000 shares
  of common stock                 -         -        -         -         -        -         -         -        -         -

  Unearned stock-based
  compensation                    -         -        -         -         -        -         -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  employees                       -         -        -         -         -        -         -         -        -         -

  Stock-based
  compensation for
  consultants                     -         -        -         -         -        -         -         -        -         -

  Issuance of warrants to
  purchase 17,861 shares
  of Series F redeemable
  convertible preferred
  stock                           -         -        -         -         -        -         -         -        -         -

  Beneficial conversion
  feature associated with
  bridge loan financing           -         -        -         -         -        -         -         -        -         -

  Conversion of bridge
  loan and accrued
  interest to Series F
  redeemable convertible
  preferred stock                 -         -        -         -         -        -         -         -        -         -

  Issuance of Series F
  redeemable convertible
  preferred stock,
  including beneficial
  conversion feature of
  $2,328 net of financing
  costs                           -         -        -         -         -        -         -         -        -         -

  Amortization of
  beneficial conversion
  feature associated with
  the issuance of
  Series F redeemable
  convertible preferred
  stock                           -         -        -         -         -        -         -         -        -         -

  Accretion on Series E
  redeemable convertible
  preferred stock                 -         -        -         -         -        -         -         -        -       424

  Net loss                        -         -        -         -         -        -         -         -        -         -
                           --------  -------- --------  --------  -------- --------  --------  -------- --------  --------

Balance, December 31, 2000  543,334  $  1,610  500,000  $  2,479   566,200 $  5,381  1,258,260 $ 15,108  782,750  $  8,687
                           ========  ======== ========  ========  ======== ========  ========= ======== ========  ========

                                                                               TOTAL
                                  SERIES F                                    REDEEMABLE
                                 REDEEMABLE     SERIES D  SERIES E  SERIES F  CONVERTIBLE
                                CONVERTIBLE     PREFERRED PREFERRED PREFERRED PREFERRED
                              PREFERRED STOCK     STOCK    STOCK      STOCK   STOCK AND   COMMON STOCK
                              SHARES   AMOUNT   WARRANTS  WARRANTS  WARRANTS  WARRANTS  SHARES    AMOUNT

Balance, December 31, 1998          - $      -  $    100  $      - $      -  $ 24,678  528,939  $      5

  Issuance of Series E
  preferred stock                   -        -         -         -        -     7,926        -         -

  Issuance of warrants to
  purchase 402,916 shares
  of Series E preferred
  stock                             -        -         -     1,784        -     1,784        -         -

  Accretion on Series E
  preferred stock                   -        -         -         -        -       337        -         -

  Exercise of stock
  options                           -        -         -         -        -         -    5,334         -

  Unearned stock-based
  compensation                      -        -         -         -        -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  employees                         -        -         -         -        -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  consultants                       -        -         -         -        -         -        -         -

  Net loss                          -        -         -         -        -         -        -         -
                             -------- --------  --------  -------- --------  -------- --------  --------

Balance, December 31, 1999          -        -       100     1,784        -    34,725  534,273         5

  Exercise of stock
  options                           -        -         -         -        -         -   25,563         1

  Issuance of warrants to
  purchase 5,384 shares
  of common stock                   -        -         -         -        -         -        -         -

  Issuance of warrants to
  purchase 6,000 shares
  of common stock                   -        -         -         -        -         -        -         -

  Unearned stock-based
  compensation                      -        -         -         -        -         -        -         -

  Amortization of
  unearned stock-based
  compensation for
  employees                         -        -         -         -        -         -        -         -

  Stock-based
  compensation for
  consultants                       -        -         -         -        -         -        -         -

  Issuance of warrants to
  purchase 17,861 shares
  of Series F redeemable
  convertible preferred
  stock                             -        -         -         -      329       329        -         -

  Beneficial conversion
  feature associated with
  bridge loan financing             -        -         -         -        -         -        -         -

  Conversion of bridge
  loan and accrued
  interest to Series F
  redeemable convertible
  preferred stock             180,230    2,523         -         -        -     2,523        -         -

  Issuance of Series F
  redeemable convertible
  preferred stock,
  including beneficial
  conversion feature of
  $2,328 net of financing
  costs                             -        -         -         -        -         -        -         -

  Amortization of
  beneficial conversion
  feature associated with
  the issuance of
  Series F redeemable
  convertible preferred
  stock                       178,569    2,328         -         -        -     2,328        -         -

  Accretion on Series E
  redeemable convertible
  preferred stock                   -        -         -         -        -       424        -         -

  Net loss                          -        -         -         -        -         -        -         -
                             -------- --------  --------  -------- --------  -------- --------  --------

Balance, December 31, 2000    358,799 $  4,851  $    100  $  1,784 $    329  $ 40,329  559,836  $      6
                             ======== ========  ========  ======== ========  ======== ========  ========

                               ADDITIONAL    UNEARNED                      TOTAL
                                PAID-IN     STOCK-BASED  ACCUMULATED   STOCKHOLDERS'
                                CAPITAL     COMPENSATION    DEFICIT       DEFICIT

Balance, December 31, 1998      $ 1,746      $  (508)      $(21,488)      $(20,245)

  Issuance of Series E
  preferred stock                   -            -              -              -

  Issuance of warrants to
  purchase 402,916 shares
  of Series E preferred
  stock                             -            -              -              -

  Accretion on Series E
  preferred stock                   -            -             (337)          (337)

  Exercise of stock
  options                             6          -              -                6

  Unearned stock-based
  compensation                    2,942       (2,942)           -              -

  Amortization of
  unearned stock-based
  compensation for
  employees                         -            971            -              971

  Amortization of
  unearned stock-based
  compensation for
  consultants                       172          -              -              172

  Net loss                          -            -           (9,849)        (9,849)
                                -------      -------       --------       --------

Balance, December 31, 1999        4,866       (2,479)       (31,674)       (29,282)

  Exercise of stock
  options                            10          -              -               11

  Issuance of warrants to
  purchase 5,384 shares
  of common stock                   116          -              -              116

  Issuance of warrants to
  purchase 6,000 shares
  of common stock                   138          -              -              138

  Unearned stock-based
  compensation                    2,482       (2,482)           -              -

  Amortization of
  unearned stock-based
  compensation for
  employees                         -          2,320            -            2,320

  Stock-based
  compensation for
  consultants                       159          -              -              159

  Issuance of warrants to
  purchase 17,861 shares
  of Series F redeemable
  convertible preferred
  stock                             -            -              -              -

  Beneficial conversion
  feature associated with
  bridge loan financing           2,171          -              -            2,171

  Conversion of bridge
  loan and accrued
  interest to Series F
  redeemable convertible
  preferred stock                   -            -              -              -

  Issuance of Series F
  redeemable convertible
  preferred stock,
  including beneficial
  conversion feature of
  $2,328 net of financing
  costs                           2,328          -              -            2,328

  Amortization of
  beneficial conversion
  feature associated with
  the issuance of
  Series F redeemable
  convertible preferred
  stock                             -            -           (2,328)        (2,328)

  Accretion on Series E
  redeemable convertible
  preferred stock                   -            -             (424)          (424)

  Net loss                          -            -          (13,943)       (13,943)
                                -------      -------       --------       --------

Balance, December 31, 2000      $12,270      $(2,641)      $(48,369)      $(38,734)
                                =======      =======       ========       ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LXN CORPORATION

Statements of Cash Flows
for the Years Ended December 31, 2000 and 1999

(IN THOUSANDS)


                                                                                           2000              1999

Cash Flows from Operating Activities:
   Net loss                                                                           $       (13,943) $        (9,849)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Noncash stock-based compensation expense                                                   2,479            1,143
     Noncash interest expense associated with beneficial conversion feature on
       convertible debt                                                                         2,171                -
     Noncash interest expense associated with warrant issued with convertible debt                329                -
     Noncash interest expense associated with convertible debt                                     23                -
     Depreciation and amortization                                                                661              676
     Write-off of property and equipment                                                          143              243
     Changes in operating assets and liabilities-
       Accounts receivable                                                                       (189)             533
       Inventories                                                                               (478)            (639)
       Prepaid expenses and other current assets                                                 (150)              51
       Accounts payable                                                                           553             (452)
       Accrued liabilities                                                                        806               95
       Deferred revenue                                                                             -             (100)
                                                                                      ---------------  ---------------

         Net cash used in operating activities                                                 (7,595)          (8,299)
                                                                                      ---------------  ---------------

Cash Flows from Investing Activities:
   Purchases of property and equipment                                                           (310)            (660)
   (Increase) decrease in other assets                                                         (1,101)              74
                                                                                      ---------------  ---------------

         Net cash used in investing activities                                                 (1,411)            (586)
                                                                                      ---------------  ---------------

Cash Flows from Financing Activities:
   Net proceeds from issuance of common stock                                                      11                6
   Proceeds from issuance of convertible notes                                                  2,500                -
   Net proceeds from issuance of preferred stock and warrants                                   2,328            9,710
   Net proceeds from (repayments on) bank credit facilities                                        78             (188)
                                                                                      ---------------  ---------------

         Net cash provided by financing activities                                              4,917            9,528
                                                                                      ---------------  ---------------

Net (Decrease) Increase in Cash and Cash Equivalents                                           (4,089)             643

Cash and Cash Equivalents, beginning of year                                                    4,991            4,348
                                                                                      ---------------  ---------------

Cash and Cash Equivalents, end of year                                                $           902  $         4,991
                                                                                      ===============  ===============

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                                             $            75  $           139
                                                                                      ===============  ===============

Supplemental Disclosures of Noncash Financing Activities:
   Issuance of warrants to a bank                                                     $           254  $             -
                                                                                      ===============  ===============
   Deferred compensation related to common stock options                              $         2,482  $         2,942
                                                                                      ===============  ===============
   Accretion of Series E preferred stock                                              $           424  $           337
                                                                                      ===============  ===============
   Conversion of bridge loan and accrued interest into Series F preferred stock       $         2,523  $             -
                                                                                      ===============  ===============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



(1)      OPERATIONS

         LXN Corporation (the Company) was incorporated in Delaware on July 7, 1993. The Company develops, manufactures and markets products for people with diabetes that allow patients and health care professionals to better monitor the effectiveness of treatment regimens and make therapy changes to improve overall glucose control. The Company derives all its revenues from the sale of three products. The DUET, which is currently marketed to health care professionals through an exclusive distributor serving the U.S. physician office market, was introduced in January 1998. The IN CHARGE, which is sold primarily to wholesalers that serve national and regional retail pharmacy chains as well as local pharmacies, was introduced in October 1999. The EXPRESSVIEW, which is sold primarily to mail-order firms serving Medicare patients, was introduced in December 1999.

         The Company's business consists of a single operating segment. Substantially all revenues are generated from customers located within the United States, and all long-lived assets are located in the United States.

         On March 28, 2001, Inverness Medical Technology, Inc. (Inverness) acquired the Company in a tax-free merger for 795,069 shares of Inverness stock, plus certain advances made to the Company prior to the merger.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)    USE OF ESTIMATES

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b)    CONCENTRATIONS OF RISK

                  CREDIT RISK

                  Financial instruments that potentially subject the Company to concentrations of credit risk include trade accounts receivable and cash equivalents. The Company manages its credit risk regarding trade accounts receivable by performing ongoing evaluations of its customers' financial condition, and maintains an allowance for doubtful accounts for any accounts that are considered to be uncollectable. The Company has not experienced material credit losses from its customers.

                  The Company invests its excess cash in U.S. government securities and debt instruments of financial institutions and corporations with strong credit ratings. The Company has not experienced any significant losses on its cash equivalents.

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



                  KEY DISTRIBUTOR RISK

                  The Company is dependent principally on two distributors for the sale of the EXPRESSVIEW and on one distributor for the sale of the INCHARGE and DUET. Any failure by these distributors to adequately support these products could have a material adverse effect on the Company's revenues and profitability.

                  KEY SUPPLIERS RISK

                  The monitors and many components of the test strips used in the Company's products are manufactured by single source vendors. Any disruptions in supply or quality problems could have a material adverse impact on the Company's business and profitability. The Company has not experienced, and does not expect to experience, any significant production problems or delays from its vendors.

         (c)    CASH EQUIVALENTS

                The Company considers cash equivalents to include highly liquid instruments purchased with maturities at date of acquisition of three months or less.

         (d)    INVENTORIES

                Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method.

         (e)    PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives:

                                                         ESTIMATED
                         ASSET CLASSIFICATION            USEFUL LIFE

                Machinery and equipment                  5 years
                Furniture, office equipment and other    3-5 years
                Leasehold improvements                   Shorter of
                                                         useful life or
                                                         lease term

                Depreciation expense was $661,000 and $676,000 for the years ended December 31, 2000 and 1999, respectively. Expenditures for maintenance and repairs are charged to operations as incurred. When assets are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized.

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



         (f)    LONG-LIVED ASSETS

                In accordance with Statement of Financial Accounting Standards
                (SFAS) No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company investigates potential impairments of its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when an asset's fair value, determined based on undiscounted cash flows expected to be generated by the asset, is less than its carrying amount. Any required impairment loss would be measured as the amount by which the asset's carrying value exceeds its fair value, and would be recorded as a reduction in the carrying value of the related asset and a charge to results of operations. Management believes that as of the balance sheet dates presented, none of the Company's long-lived assets were impaired.

         (g)    FAIR VALUE OF FINANCIAL INSTRUMENTS

                The carrying amount of long-term debt approximates fair value because it has a variable interest rate indexed to the prime rate. The carrying amount of cash equivalents approximates fair value because of the short maturities of these instruments.

         (h)    REVENUE RECOGNITION AND SIGNIFICANT CUSTOMERS

                The Company recognizes revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exists between the Company and its customer (ii) the Company has delivered its product to its customer (iii) the Company's price for the products sold is fixed or determinable, and (iv) collectibility of the sales price is reasonably assured.

                The Company offers certain rights of return to its customers. Because of the relatively recent introduction of the Company's products and the emerging nature of the market for such products, the Company lacks sufficient history to make reliable accurate estimates of product returns at the time of shipment. Therefore, the Company defers the recognition of revenue until customers' return rights have expired. In the case of sales to distributors, this occurs when the distributors have sold through the product to their customers. In the case of direct sales to medical equipment suppliers and end users, this generally occurs 30 days after products have been shipped.

                From time to time, the Company offers sales incentives in the form of mail-in rebates for its products. A provision for estimated rebates is recorded as a reduction of revenue in the period in which related sales are recognized. No significant rebates were offered during 2000 or 1999.

        LXN CORPORATION

        Notes to Financial Statements
        December 31, 2000

        (IN THOUSANDS, EXCEPT SHARE DATA)



                Two customers made up 35% and 17% of total sales for the year ended December 31, 2000, and 44% and 28% of total sales for the year ended December 31, 1999. Two customers represented 33% and 25% of the Company's accounts receivable at December 31, 2000.

        (i)     WARRANTY COSTS

                The Company provides for the estimated costs that may be incurred under its warranty programs at the time of recognizing revenue.

        (j)     RESEARCH AND DEVELOPMENT COSTS

                Research and development costs are expensed as incurred.

        (k)     EMPLOYEE AND DIRECTOR STOCK-BASED COMPENSATION

                The Company measures compensation expense for its employee and director stock-based compensation plans using the intrinsic value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provides pro forma disclosures of net loss and net loss per share as if a fair value method had been applied in measuring compensation expense as required by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of grant over the amount the employee must pay to acquire the stock. Stock-based compensation is amortized over the related vesting periods using an accelerated method in accordance with Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 28, ACCOUNTING FOR STOCK APPRECIATION RIGHTS AND OTHER VARIABLE STOCK OPTIONS OR AWARD PLANS. The amount of stock-based compensation expense to be recorded in future periods could decrease if awards for which accrued but unamortized compensation expense has been recorded are forfeited.

        (l)     NONEMPLOYEE STOCK-BASED COMPENSATION

                Stock-based awards issued to nonemployees for goods or services are accounted for using fair value methods and are remeasured to fair value at each period end until the earlier of the date that performance by the nonemployee is complete or the awards are fully vested.

        (m)     INCOME TAXES

                The Company accounts for federal and state income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. Under the liability method specified by SFAS No. 109, a deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




                credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         (n)    COMPREHENSIVE INCOME (LOSS)

                Under SFAS No. 130, REPORTING COMPREHENSIVE INCOME, the Company is required to disclose all components of comprehensive income
                (loss) on an annual and interim basis. Comprehensive income
                (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive loss is equal to its net loss for all periods presented.

         (o)    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

                In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT 133, an amendment of SFAS No. 133 and SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES--AN AMENDMENT OF FASB STATEMENT NO. 133, is effective for fiscal years beginning after June 15, 2000. The adoption of this accounting standard will not impact the Company's financial statements.

                In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The adoption of the principles of SAB No. 101 has not had a significant impact on the Company's financial statements.

                In March 2000, the FASB issued FASB Interpretation Number 44 (FIN 44), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION--AN INTERPRETATION OF APB 25. FIN 44 clarifies the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a stock option or award plan qualifies as a noncompensatory plan, the accounting consequences of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 became effective on July 1, 2000, with certain provisions effective earlier. The adoption of FIN 44 did not have a significant impact on the Company's financial statements.
12

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




                In August 2000, the FASB Emerging Issues Task Force (EITF) issued EITF 00-14, ACCOUNTING FOR CERTAIN SALES INCENTIVES, which addresses the recognition, measurement and classification for sales incentives offered voluntarily by vendors without charge to customers. The Company's accounting policy for sales incentives is in compliance with EITF 00-14.

(3)      BALANCE SHEETS DETAILS

                                                                DECEMBER 31,
                                                           2000              1999
                                                               (IN THOUSANDS)

Accounts receivable, net:
   Accounts receivable                               $           673   $            32
   Less--Allowance for doubtful accounts                        (616)              (19)
                                                     ---------------   ---------------

                                                     $            57   $            13
                                                     ===============   ===============


                                                           2000              1999
                                                               (IN THOUSANDS)

Inventories:
   Raw materials                                     $         1,006   $           652
   Work in process                                               172               130
   Finished goods at Company's premises                          215               137
   Finished goods at customers                                   135               131
                                                     ---------------   ---------------

                                                     $         1,528   $         1,050
                                                     ===============   ===============

Property and Equipment:
   Machinery and equipment                           $         1,323   $         1,618
   Furniture, office equipment and other                       1,279             1,026
   Leasehold improvements                                        405               405
   Manufacturing assets not yet placed in service                  -                81
                                                     ---------------   ---------------

                                                               3,007             3,130

   Less--Accumulated depreciation and amortization            (1,582)           (1,211)
                                                     ---------------   ---------------

                                                     $         1,425   $         1,919
                                                     ===============   ===============


13

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




Accrued Liabilities:
   Compensation                                      $            79   $           481
   Vacation                                                      144               106
   Accrued accounts payable                                      565                 -
   Other                                                         943                27
                                                     ---------------   ---------------

                                                     $         1,731   $           614
                                                     ===============   ===============

(4)      BANK CREDIT FACILITIES

         In 1999, the Company entered into an amended and restated credit agreement (the 1999 credit agreement) with a bank that converted the outstanding balance of $1,687,000 on the existing $2,000,000 credit facility into a term loan. The promissory note evidencing the term loan provided for monthly principal payments of $35,000 and interest payments at the bank's prime rate (9.0% at December 31, 2000) plus 0.5%. The Company owed $1,449,000 at December 31, 2000. The credit agreement was collateralized by all of the assets of the Company.

         The 1999 credit agreement, as amended in March 2000, also provided for a $500,000 line of credit through March 21, 2001 for equipment purchases only. The interest rate for advances on the equipment line of credit was the same as the term loan above. Interest only was due monthly through September 21, 2000, and the outstanding principal balance was payable in 30 equal payments of principal plus accrued interest beginning October 21, 2000. The Company took no advances on the equipment line of credit during 2000 or 1999. The 1999 credit agreement also provided for a $1,000,000 line of credit based on the Company's accounts receivable. The interest rate for advances on the accounts receivable line of credit was the bank's prime rate, and advances are payable upon the earlier of March 21, 2001 or a demand from the bank. The Company took no advances on the accounts receivable line of credit during 2000 or 1999.

         As consideration for extending the 1999 credit agreement, the Company issued a five-year warrant to purchase 5,384 shares of common stock at $5 per share in May 2000. The fair value of the warrant on the date of issuance was $116,000. The Company recorded this amount as a deferred financing cost, which is included in prepaid expenses and other current assets in the accompanying balance sheet. The Company is amortizing this amount to interest expense over the life of the agreement. The fair value was determined by management using the Black-Scholes option pricing model with the following assumptions: five-year contractual life, 6.65% risk-free interest rate, 60% expected volatility and 0% expected dividend yield.

         The 1999 credit agreement, as amended, contained performance covenants requiring the Company to maintain a minimum quick ratio, incur no more than a maximum quarterly loss, and to raise a minimum of $3,000,000 of equity by September 30, 2000. The Company was in default of the maximum quarterly loss covenant at December 31, 1999. The 1999 credit agreement with the bank also restricts the

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




         Company from declaring or paying any dividends, or from making any other distribution of capital stock.

         In October 2000, the 1999 credit agreement was further amended to modify certain performance covenants. In October 2000, as consideration for amending the 1999 credit agreement, the Company issued a five-year warrant to the bank to purchase 6,000 shares of common stock at $10 per share. The fair value of the warrant on the date of issuance was estimated by management to be $138,000. The Company recorded this amount as a deferred financing cost, which is included in prepaid expenses and other current assets in the accompanying balance sheet. The Company is amortizing this amount to interest expense over the life of the agreement. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions: five-year contractual life, 5.85% risk-free interest rate, 60% expected volatility and 0% expected dividend yield. The Company remained in default of certain of these covenants, as amended, at December 31, 2000. In January 2001, the bank accelerated and declared all obligations under the credit agreement due and payable, and exercised its security interest against the Company's deposit accounts held by the bank, totaling $1,115,000. The Company recorded this amount as restricted cash at December 31, 2000 on the accompanying balance sheet.

         Due to the Company's covenant violations, the entire remaining principal balances of the bank credit facilities have been classified as current liabilities as of December 31, 2000.

         In February 2001, the Company secured a $1,000,000 loan from Inverness in connection with the merger described in Note 1. The Inverness loan served to reduce the consideration issued to the Company's shareholders upon the closing of the merger on March 28, 2001. With proceeds of the Inverness loan, the Company repaid the remaining amount owed, $345,000, and terminated the credit agreement with bank.

(5)      COMMON STOCK

         The holders of common stock are entitled to noncumulative dividends if and when such dividends are declared by the Company's board of directors.

(6)      REDEEMABLE CONVERTIBLE PREFERRED STOCK

         (a)    FINANCING

                In August and September 2000, the Company entered into convertible promissory notes (the Notes) with an aggregate principal amount of $2,500,000. The Notes provided for interest payments at 8% per annum. In addition, the holders of the Notes received warrants to purchase 17,861 shares of Series F redeemable convertible preferred stock (Series F preferred stock) at a purchase price of $14 per share. The fair value of the warrants on the date of issuance was estimated by management to be $329,000 and was recorded as an original issue discount and amortized to interest expense over

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




                the life of the Notes. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions: five-year contractual life, 5.85% risk-free interest rate, 60% expected volatility and 0% expected dividend yield.

                In October 2000, the Company issued 178,569 shares of Series F preferred stock at a price of $14 per share for total gross proceeds of $2,500,000. Upon the completion of the Series F preferred stock financing, the outstanding convertible promissory notes and unpaid accrued interest thereon automatically converted into 180,230 shares of Series F preferred stock. The holders of Series F preferred stock have rights and privileges identical to those of the holders of Series E preferred stock.

                The Company recorded beneficial conversion features of approximately $2.2 million and $2.3 million embedded in the Notes and Series F preferred stock, respectively. In accordance with EITF Issue No. 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS, and EITF Issue No. 00-27, APPLICATION OF EITF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS, the value of the beneficial conversion features were measured using their intrinsic value, i.e., the excess of the aggregate fair value of the common stock into which the Notes and Series F preferred stock were convertible over the proceeds allocated to these securities. The aggregate intrinsic value of the beneficial conversion features of approximately $5.4 million exceeded the proceeds allocated to the Notes and Series F preferred stock of approximately $4.5 million; therefore, the Company limited recognition of the beneficial conversion features to the approximate $4.5 million proceeds allocated to the Notes and Series F preferred stock. The Company accreted the entire amount of the beneficial conversion features (of which $2.2 million was related to Notes and recognized as interest expense) at the date of issuance because the Series F preferred stock is immediately convertible.

         (b)    RIGHTS AND PREFERENCES

                The holders of all series of convertible preferred stock are entitled to noncumulative dividends if and when such dividends are declared by the Company's board of directors, and have the same voting rights as the common stockholders.

                Upon a liquidation, dissolution, or winding-up of the Company, including a consolidation or merger with another company, a sale of more than 50% of the Company's common stock or the sale of substantially all of the assets of the Company, the holders of all series of preferred stock have a preference in liquidation over the common stockholders. The liquidation value for all series of preferred stock is the sum of the issuance price plus an amount equal to all declared but unpaid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). The Series E and F preferred stock have preference in liquidation over the Series A, B, C and D preferred stock and the common

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




                stock. If the assets of the Company are not sufficient to fulfill the liquidation amount, the preferred stockholders will share in the distribution of the assets on a pro rata basis based on the liquidation amount.

                The Series E and F preferred stock are redeemable upon a majority vote of the holders after the earlier of five-years from the issue date or failure by the Company to meet its obligations to the holders of Series E and F preferred stock. The Series A, B, C and D preferred stock do not carry a redemption privilege, but are classified outside of stockholders' deficit, as there are certain circumstances under which the Company may be required to redeem such stock.

                All series of preferred stock are convertible into common stock, at the option of the holder, on a one-for-one basis, subject to adjustment for dilution. Additionally, all series of preferred stock will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933, meeting defined criteria.

                Because the redemption of all series of preferred stock is outside of the control of the Company, the preferred stock and related preferred stock warrants have been classified on the balance sheets as redeemable securities.

         (c)    PREFERRED STOCK WARRANTS

                In connection with the Series D preferred stock offering in 1997, the Company issued to a consultant warrants to purchase 20,000 shares of Series D preferred stock at $12.50 per share in exchange for services related to this transaction. Such warrants may be exercised at any time prior to the earlier of September 2002 or the closing of an underwritten public offering of common stock under the Securities Act of 1933, but not thereafter. The aggregate fair value of these warrants at their grant date was determined by management to be $100,000 and was recorded as issuance costs. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: five-year contractual life, 6.00% risk-free interest rate, 40% expected volatility and 0% expected dividend yield.

                In connection with the Series E preferred stock offering in 1999, the Company issued to the Series E investors warrants to purchase 402,916 shares of Series E preferred stock at $13.00 per share. Such warrants may be exercised at any time prior to the earlier of five-years from the issue date or the closing of an underwritten public offering of common stock under the Securities Act of 1933, but not thereafter. The proceeds from the sale of the Series E preferred stock were allocated between the preferred stock and the warrants based on their relative fair values. The separate fair value of the warrants was determined by management using the Black-Scholes option pricing model with the following assumptions: five-year contractual life, 5.50% risk-free interest rate, 40% expected volatility and 0% expected dividend yield. The Series E preferred stock is being accreted to its redemption value of $10,176,000 over a period of five-years.

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)




         (d)    LIQUIDATION OF SERIES E AND SERIES F PREFERRED STOCK

                As a condition of the merger with Inverness described in Note 1, the Series E and Series F preferred stockholders converted a portion of their preferred stock into common stock. Following this conversion, the Series E and Series F preferred stockholders received their liquidation preference on the remaining shares of $9.2 million and $4.6 million, respectively. The balance of the merger consideration, $5.7 million was split pro rata among the Series A, B, C and D preferred stockholders.

(7)      STOCK-BASED COMPENSATION

         On October 5, 2000, the Company replaced its 1996 Incentive Stock Option Plan with the 2000 Equity Incentive Plan (the 2000 Plan). Under the 2000 Plan, 1,200,000 shares of the Company's common stock are reserved for issuance pursuant to stock options. Incentive stock options may be granted to employees, while nonstatutory stock options may be granted to employees, directors and consultants to the Company. The Plan is administered by the board of directors and provides generally that, for incentive stock options, the exercise price must not be less than the fair value of the Company's common stock at the date of grant and, for nonstatutory stock options, the exercise price must not be less than 85% of the fair value of the Company's common stock at the date of grant. Options granted under the Plan generally vest ratably over four years and are exercisable for a period of 10 years from the date of the grant.

         The following table summarizes stock option activity under the Plan:

                                                                                    WEIGHTED
                                                NUMBER OF         RANGE OF          AVERAGE
                                                 OPTIONS      EXERCISE PRICES   EXERCISE PRICES

         Balance at December 31, 1998                375,400  $     0.40-8.75   $          3.32
            Granted                                  380,330             8.75              8.75
            Exercised                                 (5,334)       0.40-8.75              1.10
            Canceled/forfeited                      (118,191)       0.40-8.75              2.93
                                             ---------------  ---------------   ---------------

         Balance at December 31, 1999                632,205        0.40-8.75              6.67
            Granted                                  255,500             8.75              8.75
            Exercised                                (25,563)       0.40-1.00              0.41
            Canceled/forfeited                       (54,046)       0.40-8.75              7.53
                                             ---------------  ---------------   ---------------

         Balance at December 31, 2000                808,096  $     0.40-8.75   $          7.42
                                             ===============  ===============   ===============

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



         The following summarizes information concerning outstanding and exercisable options as of December 31, 2000:

                                    OPTIONS OUTSTANDING

                                                  WEIGHTED
                                                   AVERAGE
                                  NUMBER       REMAINING LIFE        NUMBER
          EXERCISE PRICES      OUTSTANDING       (IN YEARS)       EXERCISABLE

         $          0.40              62,000               6.0           60,500
                    1.00              61,125               6.9           59,438
                    7.50              58,500               7.0           51,938
                    8.75             626,471               9.0          177,083
                             ---------------   ---------------  ---------------

                                     808,096               8.4          348,959
                             ===============   ===============  ===============

         The weighted average exercise price of options exercisable at December 31, 2000 was $5.80. Total options exercisable at December 31, 1999 was 188,838 with a weighted average exercise price of $3.51.

         In connection with stock option grants to employees and nonemployees during the year ended December 31, 2000 and 1999, the Company recorded deferred compensation of $2,482,000 and $2,942,000, respectively, which represents the aggregate difference between the option exercise price and the deemed fair market value of the common stock determined for financial reporting purposes for grants to employees and the fair market value of the options for the nonemployees. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options. The Company recorded compensation expense of $2,479,000 and $1,143,000 during the year ended December 31, 2000 and 1999, respectively, related to these options

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



         In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the measurement of the fair value of stock options to be included in the statements of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees and directors under APB Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company records the fair market value of stock options granted to non employees in the accompanying statements of operations. The Company has computed the pro forma disclosures required under SFAS No. 123 for stock options granted to employees and directors using the Black-Scholes option pricing model. The assumptions used are as follows:

                                        --YEAR ENDED DECEMBER 31,--
                                          2000             1999
                                                     (IN THOUSANDS)

         Risk-free interest rate        5.8%-6.7%         5.69%
         Expected dividend yield        -                 -
         Expected lives                 7 years           5 years
         Expected volatility            -%                -%

         During 1999, the Company granted certain options with an exercise price below the deemed fair market value of the common stock. The weighted average exercise price and weighted average fair value of these options was $8.75 and $20.97 at December 31, 2000, respectively, and $17.50 and $21.18 at December 31, 1999, respectively.

         The pro forma effects of applying SFAS No. 123 are as follows for the years ended December 31, 2000 and 1999:

                                                    --YEAR ENDED DECEMBER 31,--
                                                    2000              1999
                                                                  (IN THOUSANDS)

         Net loss
            As reported                      $       (13,943) $        (9,849)
            Pro forma                        $       (14,917) $       (10,335)

         The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)



(8)      INCOME TAXES

         No current income tax provision was recorded during 2000 or 1999 due to cumulative net losses of the Company.

         Deferred tax assets as of December 31, 2000 and 1999 consist of the following (in thousands):

                                                         2000              1999

         Net operating loss carryforwards           $        14,398  $        10,222
         Research and development credit
            carryforwards                                       580              506
         Research expenses capitalized for
            California purposes                                 297              322
         Accrued liabilities and other                          194              430
         Nonqualified stock options                              84               84
                                                    ---------------  ---------------

                                                             15,553           11,564

         Valuation allowance                                (15,553)         (11,564)
                                                    ---------------  ---------------

                                                    $             -  $             -
                                                    ===============  ===============

         Based upon the lack of prior earnings history of the Company and based upon other available evidence, management recorded a full valuation allowance for deferred tax assets, as it is more likely than not that such assets will not be realized.

         The reconciliation of the income tax benefit computed by applying the statutory federal income tax rate (34%) to loss before income taxes to the Company's actual income tax benefit for the years ended December 31, 2000 and 1999, is as follows (in thousands):

                                                          2000              1999

         Benefit amount computed at statutory
            federal rate                            $         4,552  $         3,349
         State income tax benefit, net of federal
            effect                                              223              319
         Federal research and development tax
            credit                                               40               37
         Other                                                    -              (79)
         Permanent differences                                 (853)            (345)
         Change in valuation allowance                       (3,962)          (3,281)
                                                    ---------------  ---------------

                                                    $             -  $             -
                                                    ===============  ===============

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)

         At December 31, 2000, the Company has federal and California net operating loss carryforwards of approximately $38,986 and $19,591, respectively, which expire beginning in 2008 and 2001, respectively. The difference between the federal and California tax loss carryforwards is attributable to the capitalization of research and development expenses for California tax purposes. The Company also has federal and California research and development tax credit carryforwards of approximately $368 and $321, respectively, which begin expiring in 2008.

         Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited due to changes in the Company's stock ownership of more than 50%. As a result of certain changes in the Company's stock ownership that occurred during 2000 and prior years, portions of the above-described carryforwards may be subject to annual income offset limitations on a prospective basis.

(9)      RELATED-PARTY TRANSACTIONS

         During 2000, the Company entered into an Executive Severance Benefit Agreement with its President and Chief Executive Officer, under which the Company is obligated to make defined payments in case of termination.

         During 1998, the Company signed an agreement with its then President and Chief Executive Officer outlining terms and conditions of his employment. Upon initiation of his employment, he received a loan in the amount of $150,000 bearing an annual interest rate of 6%. The agreement stipulated that the loan would be forgiven over a three-year period provided he was still employed by the Company. This individual was terminated in 1999; the entire amount of the loan was written off in 1999.

(10)     COMMITMENTS AND CONTINGENCIES

         (a)    LEASES

                In December 1998, the Company entered into a lease agreement for its new corporate offices under a noncancelable operating lease agreement that expires in June 2004. The Company has an option to extend the lease for an additional five-years. Rent expense under noncancelable operating leases, which is recorded ratably over the lease term, was $492,000 and $496,000 for the years ended December 31, 2000 and 1999, respectively. Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

                For the Year Ending December 31,
                       2001                                $      622
                       2002                                       745
                       2003                                       773
                       2004                                       383
                                                           ----------
                                                           $    2,523
                                                           ==========

         LXN CORPORATION

         Notes to Financial Statements
         December 31, 2000

         (IN THOUSANDS, EXCEPT SHARE DATA)

         (b)    LICENSING AGREEMENT

                During 1997, the Company entered into a licensing agreement with a pharmaceutical company under which it obtained a non-exclusive license to technology. The Company is required to make royalty payments ranging from the lower of (i) from 4% to 7% of sales dollars or (ii) from $0.05 to $0.12 per unit of fructosamine products sold, as defined in the agreement. The Company incurred royalty expense of $47,000 and $28,000 under this agreement during the years ended December 31, 2000 and 1999, respectively. This expense is included in cost of goods sold in the accompanying statements of operations.

(11)     EMPLOYEE BENEFIT PLAN

         In 1998, the Company established a voluntary deferred compensation plan under Section 401(k) of the Internal Revenue Code. Eligible participants may contribute portions of their salaries to the plan subject to IRS limits. Company matching contributions are made on a discretionary basis, and vest ratably over three years. The Company made contributions of $20,000 and $15,000 during the years ended December 31, 2000 and 1999, respectively.

(12)     TECHNOLOGY LICENSE AGREEMENT

         The Company has granted a third party a non-exclusive, worldwide license to manufacture, distribute, market and sell certain technology developed by the Company. The Company received $100,000 upon the commencement of the agreement. The agreement calls for royalty payments to be made to the Company based on a percentage of net revenues on the licensed technology sold by the third party. The Company is guaranteed minimum royalties of $200,000 each year through 2004. The Company records revenue, classified as other income, when due as there is no future involvement or obligation due on the part of the Company. The agreement expires in 2008.


23